UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIVEWIRE ERGOGENICS INC.
(Exact name of registrant as specified in its charter)

Nevada	26-1212244
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1747 S. Douglass Road, Unit C, Anaheim, CA	92806
(Address of Principal Executive Offices)	(Zip Code)

2009 Equity Compensation Plan (as amended)
(Full title of the plan)

Mr. William J. Hodson
Chief Executive Officer
LiveWire Ergogenics Inc.
1747 S. Douglass Road, Unit C
Anaheim, CA 92806
(Name and address of agent for service)

(714) 940-0155
(Telephone number, including area code, of agent for service)

Copy to:

John P. Cleary, Esq.
Procopio Cory Hargreaves & Savitch LLP
12544 High Bluff Drive, Suite 300
San Diego, California 92130
(619) 515-3221
_______________________________

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common stock, par value $0.0001 per share (Reserved for issuance under the LiveWire Ergogenics Inc. 2013 Stock Incentive Plan (the “2013 Plan”)	10,000,000	$0.091	$910,000	$124.13

(1)    This Registration Statement covers 10,000,000 additional shares of Common Stock, $0.001 par value per share (“Common Stock”) of LiveWire Ergogenics, Inc., a Nevada corporation (“Registrant”), available for issuance pursuant to awards under the 2013 Plan.  Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock of the Registrant which become issuable under the 2013 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)    Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of  the Securities Act based on the average of the high and low sale price of the registrant’s common stock as reported on the OTC Bulletin Board on April 22, 2014.

(3)    Represents the Proposed Maximum Aggregate Offering Price multiplied by $.00013640.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional Ten Million (10,000,000) shares of Common Stock of the Registrant for offer and sale under the 2013 Plan pursuant to an amendment of the 2013 Plan authorized by the board of directors and stockholders of Registrant on April 22, 2014.

The earlier Registration Statement on Form S-8 by the Registrant with the Securities and Exchange Commission on May 3, 2013 relating to the 2013 Plan is hereby incorporated by reference in this Registration Statement.  This incorporation by reference is made under General Instruction E to Form S-9 in respect of the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

The contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on May 3, 2013 by LiveWire Ergogenics Inc., a Nevada corporation (the “Corporation” or “Registrant”), is incorporated herein by reference.  In addition, the documents listed below and filed with the Commission are incorporated herein by reference.

•
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on April 14, 2014, and Form 10-K/A for the fiscal year ended December 31, 2012, filed with the SEC on April 23, 2013, and Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on April 16, 2013,

•
The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 20, 2013, the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed with the SEC on August 19, 2013, and the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed with the SEC on November 19, 2013.

•
The Registrant’s Form 8-K filed with the SEC on September 5, 2013, the Registrant’s Form 8-K filed with the SEC on January 29, 2014, the Registrant’s Form 8-K filed with the SEC on February 6, 2014, and the Registrant’s Form 8-K filed with the SEC on March 31, 2014.

All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.  In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement.  Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by this reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

You may access each of these documents on the SEC’s website at www.sec.gov, or you may request a copy of these filings, at no cost, by writing or calling us at the following address and telephone number:

Corporate Secretary
LiveWire Ergogenics Inc.
1747 S. Douglass Road, Unit C
Anaheim, CA 92806

Item 8. Exhibits

Exhibit No.	Description

4.1	LiveWire Ergogenics Inc. 2013 Stock Incentive Plan (incorporated by reference to Exhibit 4.1 on Form S-8 filed on May 3, 2013 (File No. 000-333-188325))
4.2	Articles of Incorporation incorporated by reference from Form S-1 filed February 11, 2008 (SEC Accession No 0001013763-08-000306)
4.3	Certificate of Amendment on Name Change to SF Blu Vu, Inc., incorporated by reference from Form 8-K filed on October 16, 2009 (SEC Accession No. 0001013762-09-001684)
4.4	Certificate of Amendment on Name Change to LiveWire Ergogenics, Inc., incorporated by reference from Form 8-K filed November 14, 2011 (SEC Accession No. 0001013762-11-003020)
4.5	Bylaws incorporated by reference from Form S-1 filed February 11, 2008
5.1	Opinion of Procopio Cory Hargreaves & Savitch LLP*
10.1	Amendment No. 1 to LiveWire Ergogenics Stock Incentive Plan*
23.1	Consent of Sherb & Co., LLP*
23.2	Consent of Procopio Cory Hargreaves & Savitch LLP (included in the opinion filed as Exhibit 5.1)*
24	Power of Attorney (included on signature page)*

*           Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized in Orange County, California on April 23, 2014.

LIVEWIRE ERGOGENICS, INC.

/s/ William J. Hodson
By: William J. Hodson, CEO and Director
Principal executive officer, principal financial and accounting officer, and sole director

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